KVH INDUSTRIES, INC.



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                           LOAN AND SECURITY AGREEMENT

                              Dated: March 27, 2000

                                  $5,000,000.00

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                            FLEET CAPITAL CORPORATION

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                                TABLE OF CONTENTS


   1.1     Revolving Credit Loans.................................................................................1
           1.1.1    Loans and Reserves............................................................................1
           1.1.2    Use of Proceeds...............................................................................1
           1.1.3    Changes to Advance Formula....................................................................1

   2.1     Interest...............................................................................................3
           2.1.1    Rates of Interest.............................................................................3
           2.1.2    Default Rate of Interest......................................................................3
           2.1.3    Maximum Interest..............................................................................3

   2.2     Computation of Interest and Fees.......................................................................3

   2.2     Computation of Interest and Fees.......................................................................3

   2.3     Closing Fee............................................................................................3

   2.4     Unused Line Fee........................................................................................3

   2.5     Audit and Appraisal Fees...............................................................................3

   2.6     Reimbursement of Expenses..............................................................................4

   2.7     Bank Charges...........................................................................................4

   3.1     Manner of Borrowing Revolving Credit Loans.............................................................4
           3.1.1    Loan Requests.................................................................................4
           3.1.2    Disbursement..................................................................................5
           3.1.3    Authorization.................................................................................5

   3.2     Payments...............................................................................................5
           3.2.1    Principal.....................................................................................5
           3.2.2    Interest......................................................................................5
           3.2.3    Costs, Fees and Charges.......................................................................6
           3.2.4    Other Obligations.............................................................................6

   3.3     Intentionally Omitted..................................................................................6

   3.4     Application of Payments and Collections................................................................6

   3.5     All Loans to Constitute One Obligation.................................................................6

   3.6     Loan Account...........................................................................................6

   3.7     Statements of Account..................................................................................6

   4.1     Term of Agreement......................................................................................6

   4.2     Termination............................................................................................7
           4.2.1    Termination by Lender.........................................................................7
           4.2.2    Termination by Borrower.......................................................................7
           4.2.3    Termination Charges...........................................................................7
           4.2.4    Effect of Termination.........................................................................7



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   5.1     Security Interest in Collateral........................................................................7

   5.2     Lien Perfection; Further Assurances....................................................................8

   6.1     General.
           6.1.1    Location of Collateral........................................................................8
           6.1.2    Insurance of Collateral.......................................................................8
           6.1.3    Protection of Collateral......................................................................9

   6.2     Administration of Accounts............................................................................10
           6.2.1    Records, Schedules and Assignments of Accounts...............................................10
           6.2.2    Discounts, Allowances, Disputes..............................................................10
           6.2.3    Taxes........................................................................................10
           6.2.4    Account Verification.........................................................................10
           6.2.5    Maintenance of Dominion Account..............................................................11
           6.2.6    Collection of Accounts, Proceeds of Collateral...............................................11

   6.3     Administration of Inventory...........................................................................11
           6.3.1    Records and Reports of Inventory.............................................................11
           6.3.2    Returns of Inventory.........................................................................11

   6.4     Administration of Equipment...........................................................................11
           6.4.1    Records and Schedules of Equipment...........................................................11
           6.4.2    Dispositions of Equipment....................................................................11

   6.5     Payment of Charges....................................................................................12

   7.1     General Representations and Warranties................................................................12
           7.1.1    Organization and Qualification...............................................................12
           7.1.2    Corporate Power and Authority................................................................12
           7.1.3    Legally Enforceable Agreement................................................................12
           7.1.4    Capital Structure............................................................................12
           7.1.5    Corporate Names..............................................................................13
           7.1.6    Business Locations; Agent for Process........................................................13
           7.1.7    Title to Properties; Priority of Liens.......................................................13
           7.1.8    Accounts.....................................................................................13
           7.1.9    Equipment....................................................................................15
           7.1.10   Financial Statements; Fiscal Year............................................................15
           7.1.11   Full Disclosure..............................................................................15
           7.1.12   Solvent Financial Condition..................................................................15
           7.1.13   Surety Obligations...........................................................................15
           7.1.14   Taxes........................................................................................15
           7.1.15   Brokers......................................................................................16
           7.1.16   Patents, Trademarks, Copyrights and Licenses.................................................16
           7.1.17   Governmental Consents........................................................................16
           7.1.18   Compliance with Laws.........................................................................16
           7.1.19   Restrictions.................................................................................16
           7.1.20   Litigation...................................................................................16
           7.1.21   No Defaults..................................................................................16




           7.1.22   Leases.......................................................................................16
           7.1.23   Pension Plans................................................................................17
           7.1.24   Trade Relations..............................................................................17
           7.1.25   Labor Relations..............................................................................17
           7.1.26   Environmental Matters........................................................................17

   7.2     Continuous Nature of Representations and Warranties...................................................18

   7.3     Survival of Representations and Warranties............................................................18

   8.1     Affirmative Covenants.................................................................................19
           8.1.1    Visits and Inspections.......................................................................19
           8.1.2    Notices......................................................................................19
           8.1.3    Financial Statements.........................................................................19
           8.1.4    Landlord and Storage Agreements..............................................................20
           8.1.5    Intentionally Omitted........................................................................20
           8.1.6    Projections..................................................................................20
           8.1.7    Compliance with Laws.........................................................................20
           8.1.8    Payment of Taxes, Charges....................................................................21
           8.1.9    Business and Existence.......................................................................21
           8.1.10   Maintain Properties..........................................................................21
           8.1.11   ERISA Compliance.............................................................................22

   8.2     Negative Covenants....................................................................................22
           8.2.1    Mergers; Consolidations; Acquisitions........................................................23
           8.2.2    Loans........................................................................................23
           8.2.3    Total Indebtedness...........................................................................23
           8.2.4    Affiliate Transactions.......................................................................23
           8.2.5    Limitation on Liens..........................................................................23
           8.2.6    Subordinated Debt............................................................................24
           8.2.7    Distributions................................................................................24
           8.2.8    Availability.................................................................................24
           8.2.9    Disposition of Assets........................................................................24
           8.2.10   Stock of Subsidiaries........................................................................24
           8.2.11   Bill-and-Hold Sales, Etc.....................................................................24
           8.2.12   Restricted Investment........................................................................24
           8.2.13   Leases.......................................................................................24
           8.2.14   Tax Consolidation............................................................................24

   9.1     Conditions to Initial Loans...........................................................................24
           9.1.1    Documentation................................................................................25
           9.1.2    Other Loan Documents.........................................................................25
           9.1.3    Availability.................................................................................25
           9.1.4    No Litigation................................................................................25
           9.1.5    Landlord Waivers.............................................................................25
           9.1.6    Lien Filings.................................................................................25
           9.1.7    Pay-off of Existing Secured Lenders..........................................................25


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           9.1.8    Insurance....................................................................................25
           9.1.9    Subordination Agreement......................................................................25
           9.1.10   Solvency.....................................................................................25
           9.1.11   No Material Adverse Change...................................................................25
           9.1.12   Assignment of Claims Act.....................................................................26

   9.2     Conditions to All Loans...............................................................................26
           9.2.1    Representations..............................................................................26
           9.2.2    No Material Adverse Change...................................................................26
           9.2.3    No Default...................................................................................26
           9.2.4    Additional Information.......................................................................26

   10.1    Events of Default.....................................................................................26
           10.1.1   Payment of Other Obligations.................................................................26
           10.1.2   Misrepresentations...........................................................................26
           10.1.3   Breach of Specific Covenants.................................................................26
           10.1.4   Breach of Other Covenants....................................................................26
           10.1.5   Default Under Security Documents/Other Agreements............................................27
           10.1.6   Other Defaults...............................................................................27
           10.1.7   Uninsured Losses.............................................................................27
           10.1.8   Adverse Changes..............................................................................27
           10.1.9   Insolvency and Related Proceedings...........................................................27
           10.1.10  Business Disruption; Condemnation............................................................27
           10.1.11  Change in Control............................................................................27
           10.1.11  ERISA........................................................................................27
           10.1.12  Challenge to Agreement.......................................................................28
           10.1.13  Repudiation of or Default Under Guaranty Agreement...........................................28
           10.1.14  Criminal Forfeiture..........................................................................28
           10.1.15  Judgments....................................................................................28
           10.1.16  Defaults of Equal Weight.....................................................................28

   10.2    Acceleration of the Obligations.......................................................................28

   10.3    Other Remedies........................................................................................28
           10.3.1   Cumulative Rights............................................................................28
           10.3.2   Possession of Collateral.....................................................................28
           10.3.3   Sell or Dispose of Collateral................................................................29
           10.3.4   License......................................................................................29
           10.3.5   Intentionally Omitted........................................................................29
           10.3.6   Security Interest in Deposits; Set-off.......................................................29
           10.3.7   Receiver.....................................................................................29

   10.4    Remedies Cumulative; No Waiver........................................................................30

   11.1    Power of Attorney.....................................................................................30
           11.1.1   Endorsements.................................................................................30
           11.1.2   Other Actions................................................................................30

   11.2    Indemnity.............................................................................................31



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   11.3    Modification of Agreement; Sale of Interest...........................................................31

   11.4    Severability..........................................................................................32

   11.5    Successors and Assigns................................................................................32

   11.6    Cumulative Effect; Conflict of Terms..................................................................32

   11.7    Execution in Counterparts.............................................................................32

   11.8    Notice.  32

   11.9    Lender's Consent......................................................................................33

   11.10   Credit Inquiries......................................................................................33

   11.11   Time of Essence.......................................................................................33

   11.12   Entire Agreement......................................................................................33

   11.13   Interpretation........................................................................................33

   11.14   Intentionally Omitted.................................................................................33

   11.15   GOVERNING LAW; CONSENT TO FORUM.......................................................................33

   11.16   WAIVERS BY BORROWER...................................................................................34


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-2-

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT is made this 27th day of March, 2000, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at One Federal Street, Boston, MA 02110 and KVH INDUSTRIES, INC. ("Borrower"), a Delaware corporation with its chief executive office and principal place of business at 50 Enterprise Center, Middletown, RI 02842. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION 1.        CREDIT FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations, warranties and covenants made in this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to $5,000,000.00 available upon Borrower's request therefor, as follows:

1.1      Revolving Credit Loans.


         1.1.1 Loans and Reserves. Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time minus the Permanent Availability Reserve and such other reserves, if any as the Lender may establish from time to time. Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, in its reasonable credit judgment, against the amount of Revolving Credit Loans which Borrower may otherwise request under this subsection 1.1.1, including, without limitation, with respect to (i) sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (ii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; and (iii) such other matters, events, conditions or contingencies as to which Lender, in its reasonable credit judgment, determines reserves should be established from time to time hereunder.

         1.1.2 Use of Proceeds. The Revolving Credit Loans shall be used solely for the satisfaction of existing Indebtedness of Borrower to Fleet National Bank, and for Borrower's general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws.

         1.1.3 Changes to Advance Formula. Lender may, in its reasonable good faith discretion, from time to time, upon not less than ten (10) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of Borrower's account debtors has materially declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has materially decreased, or (C) the nature and quality of the Inventory has materially deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing reserves.

SECTION 2.        INTEREST, FEES AND CHARGES

2.1      Interest.

         2.1.1 Rates of Interest. Interest shall accrue on the principal amount of the Revolving Credit Loans outstanding at the end of each day at a fluctuating rate per annum equal to 1.00% plus the Prime Rate. The rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the day that any such change in the Prime Rate occurs.

         2.1.2 Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2.0% above the interest rate otherwise applicable thereto (the "Default Rate").

         2.1.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

2.2      Computation of Interest and Fees.

         Interest, unused line fees, collection charges and other charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) one (1) Business Day after receipt by Lender of such items in Lender's account located in Fleet National Bank.

2.3      Closing Fee.

         Borrower shall pay to Lender a closing fee of $50,000.00 which shall be
fully  earned  and   nonrefundable  on  the  Closing  Date  and  shall  be  paid concurrently with the initial Loan hereunder.

2.4      Unused Line Fee.

         Borrower shall pay to Lender a fee equal to .50% per annum of the average monthly amount by which the Total Credit Facility exceeds the sum of the outstanding principal balance of the Revolving Credit Loans. The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter.

2.5      Audit and Appraisal Fees.

         Borrower shall pay to Lender audit fees at the rate of $650 per person per day and appraisal fees in accordance with Lender's current schedule of appraisal fees in effect from time to time in connection with audits and appraisals of Borrower's books and records and such other matters as Lender shall deem appropriate, plus all out-of-pocket expenses incurred by Lender in connection with such audits and appraisals. Audit and appraisal fees shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to Borrower.

2.6      Reimbursement of Expenses.

     If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to a Participating Lender; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this
     Section 2.8 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolving Credit Loans from time to time. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 6 hereof.

Bank Charges.

Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution (including, without limitation, any fees paid by Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender, of proceeds of Loans made by Lender to Borrower pursuant to this Agreement, (ii) the depositing for collection, by Lender of any check or item of payment received or delivered to Lender on account of the Obligations and (iii) the forwarding to Lender of any funds resulting from the deposit of any check or item of payment.

                         SECTION 3. LOAN ADMINISTRATION.

                   Manner of Borrowing Revolving Credit Loans.

Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

         Loan Requests. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. Boston, Massachusetts time on the proposed borrowing date, and
(ii) the becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrower, Lender may permit telephonic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

         Disbursement. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this subsection 3.1.3 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

         Authorization. Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all principal, costs, fees and expenses at any time owed by Borrower to Lender hereunder. Borrower hereby irrevocably authorizes Lender and Bank to debit the accounts maintained by Borrower at Bank to pay interest, principal and all costs, fees and expenses at any time owed by Borrower to Lender hereunder or under any other Loan Document.

         Payments.

         Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligation shall be payable as follows:

         Principal. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or Borrower of any proceeds of any of the Collateral to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time, Borrower shall, on demand, repay the Overadvance. Lender shall apply payments received under subsection 3.2.1(i) to such of the Obligations, whether or not then due, in such order and manner as Lender determines.

         Interest. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month,
(ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof.

         Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

         Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, if not otherwise provided herein.

                             Intentionally Omitted.

                    Application of Payments and Collections.

All items of payment received by Lender by 12:00 noon, Boston Massachusetts time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Boston, Massachusetts time, on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by subsection 6.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Lender may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

                     All Loans to Constitute One Obligation.

     The Loans shall constitute one general Obligation of Borrower, and shall be secured by Lender's Lien upon all of the Collateral.

          Loan Account.

Lender  shall  enter  all  Loans as  debits  to the Loan
          Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

                             Statements of Account.

Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 30 days of the date each accounting is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

                         SECTION 4. TERM AND TERMINATION

                               Term of Agreement.

Subject to Lender's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period of three (3) years from the date hereof, through and including March 27, 2003 (the "Original Term"), unless terminated as provided in Section 4.2 hereof.

                                  Termination.

         Termination by Lender. This Agreement shall terminate, without notice or demand by Lender, as of the last day of the Original Term and Lender may terminate this Agreement without notice or demand upon or after the occurrence of an Event of Default.

         Termination by Borrower. Upon at least 90 days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

         Termination Charges. At the effective date of termination of this Agreement for any reason, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 2% of the Average Loan Balance during the months, or portion thereof, that this Agreement has been in effect if termination occurs during the first twelve-month period of the Original Term (March 27, 2000 through March 27, 2001); and 1% of the Average Loan Balance during the prior twelve (12) month period if termination occurs during the second 12-month period of the Original Term (March 28, 2001 through March 27, 2002). If termination occurs after the second anniversary of the Closing Date, no termination charge shall be payable.

         Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement in form and substance satisfactory to Lender, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such cash collateral and Liens on such cash collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage and fees and expenses.

                          SECTION 5. SECURITY INTERESTS

                        Security Interest in Collateral.

To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

         Accounts;
         Inventory;
         Equipment;
         General Intangibles;
         Investment Property;
         Chattel Paper, Documents and Instruments;

         All monies, credit balances, deposits, deposit accounts and other Property of any kind now or at any time or times hereafter in the possession or under the control of or in transit to Lender or a bailee or Affiliate of Lender or at any other depository or other institution from or for the account of Borrower and all liens, security interests, rights, remedies and interests in respect of Accounts and other Collateral;

         All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (vii) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

         All books and records (including, without limitation, customer lists, credit files, computer programs, files, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (viii) above.

                      Lien Perfection; Further Assurances.

Borrower shall  execute such UCC-1  financing  statements as are required by the
     Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

                      SECTION 6. COLLATERAL ADMINISTRATION

                                    General.

         Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth in Exhibit B hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default for (i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment that are authorized by subsection 6.4.2 hereof.

         Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability, product liability and such other risks in such amounts and with such insurance companies with a Bests rating of A or better and that are otherwise reasonably satisfactory to Lender. Borrower shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

         Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

                           Administration of Accounts.

         Records, Schedules and Assignments of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender daily or on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the fifteenth day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed, and, with respect to all Accounts subject to the Assignment of Claims Act of 1940, as amended, a listing of all contracts, contracting officers, addresses, contract numbers and other information reasonably required by Lender with respect thereto ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $25,000.00 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrower shall notify Lender of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. On a monthly basis or more frequently as may be requested by Lender, Borrower shall prepare, sign and file notices and assignments with respect to all Accounts subject to the Assignment of Claims Act of 1940, as amended.

         Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $25,000.00 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

         Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor, provided, however that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower.

         Account Verification. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

         Maintenance of Dominion Account. Borrower shall maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Lender with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

         Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower.

                          Administration of Inventory.

         Records and Reports of Inventory. Borrower shall keep accurate and complete records of its inventory. Borrower shall furnish to Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the fifteenth day of such month for the preceding month. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

         Returns of Inventory. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $25,000.00 Borrower shall immediately notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

                          Administration of Equipment.

         Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with subsection 6.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

         Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $50,000.00 or less, provided that all proceeds thereof are remitted to Lender for application to the Loans, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of at least like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Lender at least 5 days prior written notice of such disposition.

                               Payment of Charges.

All amounts chargeable to Borrower under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans from time to time.

                    SECTION 7. REPRESENTATIONS AND WARRANTIES

                     General Representations and Warranties.

     To induce Lender to enter into this Agreement and to make Loans hereunder, Borrower warrants, represents and covenants to Lender that: Organization and Qualification. Each of Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit C hereto and in all other states and jurisdictions in which the failure of Borrower or any of its Subsidiaries to be so qualified would have a material adverse effect on the financial condition, business or Properties of Borrower or any of its Subsidiaries.

         Corporate Power and Authority. Each of Borrower and its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower or any of its Subsidiaries; (ii) contravene Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation or by-laws;
(iii) violate, or cause Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any of its Subsidiaries.

         Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of Borrower and its Subsidiaries enforceable against it in accordance with its respective terms.

         Capital Structure. Exhibit D hereto states (i) the correct name of each of the Subsidiaries of Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (ii) the name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as set forth on Exhibit D, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower or any of its Subsidiaries. Except as set forth on Exhibit D, there are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock.

         Corporate Names. Neither Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Exhibit E hereto. Except as set forth on Exhibit E, neither Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

         Business Locations; Agent for Process. Each of Borrower's and its Subsidiaries' chief executive office and other places of business are as listed on Exhibit B hereto. During the preceding one- year period, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on Exhibit B. Except as shown on Exhibit B, no inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

         Title to Properties; Priority of Liens. Each of Borrower and its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under Section 5 hereof are first priority, perfected and valid Liens, subject only to Permitted Liens.

         Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

     It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment; It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

         It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

         Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

         Borrower has made no agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to subsection 6.2.1 hereof;

         There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

         To the best of Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

         To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

         Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto have been made so that the value and operating efficiency of the Equipment has been maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Lender.

         Financial Statements; Fiscal Year. The Consolidated and consolidating balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries of Borrower for the respective periods during which a Subsidiary relationship existed) as of September 30, 1999, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrower and such Persons at such dates and the results of Borrower's operations for such periods. Since September 30, 1999, there has been no material change in the condition, financial or otherwise, of Borrower and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Borrower or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on December 31st of each year.

         Full  Disclosure.  The financial  statements  referred to in subsection
7.1.10 hereof do not, nor does this Agreement or any other written statement of Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or its Subsidiaries to perform this Agreement or the other Loan Documents.

         Solvent Financial Condition. Each of Borrower and each of its Subsidiaries is now and, after giving effect to the Loans to be made and the Letters of Credit and LC Guaranties to be issued hereunder, at all times will be, Solvent.

         Surety Obligations. Neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

         Taxes. Borrower's federal tax identification and the federal tax identification number of each of Borrower's Subsidiaries is shown on Exhibit F hereto. Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

     Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement. Patents, Trademarks, Copyrights and Licenses. Each of Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit G hereto.

         Governmental Consents. Each of Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

         Compliance with Laws. Each of Borrower and its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation. Each of Borrower and its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss. 201 et seq.), as amended.

         Restrictions. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit H hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of its Subsidiaries, as applicable.

         Litigation. Except as set forth on Exhibit I hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

         No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

         Leases. Exhibit J hereto is a complete listing of all capitalized leases of Borrower and its Subsidiaries and Exhibit K hereto is a complete listing of all operating leases of Borrower and its Subsidiaries. Each of Borrower and its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

         Pension Plans. Except as disclosed on Exhibit L hereto, neither Borrower nor any of its Subsidiaries has any Plan. Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Borrower or any of its Subsidiaries exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

         Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or any of its Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or any of its Subsidiaries or prevent Borrower or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

         Labor Relations. Except as described on Exhibit M hereto, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

         Environmental Matters. Each of the Borrower and its Subsidiaries has obtained all permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being conducted, except to the extent failure to have any such permit, license or authorization would not reasonably be expected (either individually or in the aggregate) to have a material adverse effect on the business, operations, assets, prospects or condition of the Borrower or any of its Subsidiaries. Each of such permits, licenses and authorizations is in full force and effect, and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent any such non-compliance would not reasonably be expected (either individually or in the aggregate) to have a material adverse effect on the business, operations, assets, prospects or condition of the Borrower or any of its Subsidiaries.

In addition, except as set forth in Exhibit P hereto:

No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the knowledge of the Borrower, no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries.

None of the Borrower or its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute. No Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries that would (either individually or in the aggregate) have a material adverse effect on the business, operations, assets, prospectus or condition of the Borrower or any of its Subsidiaries. To the best knowledge of the Borrower, none of the Borrower or its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is (i) listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as mended ("CERCLA"), (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5 ("CERCLIS"), or on any similar state or local list or (iii) the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Borrower or any of its Subsidiaries. No site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries is listed or, to the knowledge of the Borrower, proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries, and no government action has been taken or is in process that could reasonably be expected to subject any such site or facility to such Liens, and none of the Borrower or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Borrower or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries and that could result in a material adverse effect on the business, operations, assets, prospects or condition of Borrower or any of its Subsidiaries have been made available to the Lender.

              Continuous Nature of Representations and Warranties.

     Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrower's or its Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

                   Survival of Representations and Warranties.

     All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

                 SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

                             Affirmative Covenants.

     During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

         Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

         Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading.

     Financial Statements. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP): not later than 90 days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs); not later than 30 days after the end of each month hereafter, including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's financial year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position, results of operations and cash flow of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes; promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan; and such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's and each of its Subsidiaries' financial condition or results of operations. Concurrently with the delivery of the financial statements described in clause
(i) of this subsection 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the Borrower's certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit N hereto executed by the Chief Financial Officer of Borrower. Landlord and Storage Agreements. Provide Lender with copies of all agreements between Borrower or any of its Subsidiaries and any landlord, processor or warehouseman which owns, leases or controls any premises at which any Inventory or Equipment may, from time to time, be kept. Obtain from each such landlord, warehouseman or processor an agreement in form and substance satisfactory to Lender, waiving or subordinating any Lien or claims in the Collateral to the security interest of the Lender and permitting access by Lender to any such premises to exercise the Lender's rights and remedies in any Collateral thereon.

         Intentionally Omitted.

         Projections. No later than 30 days prior to the end of each fiscal year of Borrower, deliver to Lender Projections of Borrower for the forthcoming fiscal year, month by month.

         Compliance with Laws. Borrower and its Subsidiaries shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including, without limitation, the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all Environmental Laws.

Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its and its Subsidiaries' operations, which system shall include annual reviews of such compliance by employees or agents of Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Lender. Borrower and its Subsidiaries shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

Borrower shall give both oral and written notice to Lender immediately upon Borrower's or any of its Subsidiaries' receipt of any notice of, or Borrower's or any of its Subsidiaries' otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non- compliance with or violation of any Environmental Law by Borrower or any of its Subsidiaries or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects Borrower, any Subsidiary of Borrower or their business, operations or assets or any properties at which Borrower or any Subsidiary of Borrower transported, stored or disposed of any Hazardous Materials. Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrower or any Subsidiary of Borrower in order to avoid any material non-compliance, with any Environmental Law, Borrower shall, at Lender's request and Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where Borrower's and/or its Subsidiary's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non- compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's and/or its Subsidiary's response thereto or the estimated costs thereof, shall change in any material respect.

     Borrower and each Subsidiary of Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower or any Subsidiary of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 8.1.7 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         Payment of Taxes, Charges. Pay and cause each of its Subsidiaries to pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attached thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP.

         Business and Existence. Preserve and not change its business from the development, manufacture and marketing of digital navigation, fiber optic sensor and mobile satellite communications products, preserve and maintain its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary in order for Borrower and its Subsidiaries to conduct business in such states or in which the failure of a Borrower or its Subsidiary to be so qualified would have a material adverse effect on the financial condition, business or Properties of Borrower and its Subsidiaries.

         Maintain Properties. Maintain its Properties in good condition and repair and make all necessary renewals, repairs, replacements, additions and improvements thereto so as to maintain the value and operating efficiency thereof, ordinary wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Lender.

         ERISA Compliance. (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) furnish to Lender, promptly upon Lender's request therefor, copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its subject to said Section; (iii) notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any Plan or any other such employee benefit plan.

                               Negative Covenants.

     During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

         Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary of Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person.

         Loans. Make, or permit any Subsidiary of Borrower to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances to employees of Borrower not to exceed $50,000.00 in the aggregate at any time outstanding in the ordinary course of business) to any Person.

     Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness, except: Obligations owing to Lender; Subordinated Debt existing on the date of this Agreement; Indebtedness of any Subsidiary of Borrower to Borrower; accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 120 days from billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants; Obligations to pay Rentals permitted by subsection 8.2.13; Permitted Purchase Money Indebtedness; contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and Indebtedness not included in paragraphs (i) through (vii) above which does not exceed at any time, in the aggregate, the sum of $50,000.00.

         Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of Borrower to enter into or be a party to, any transaction with any Affiliate of Borrower or any stockholder of Borrower including, without limitation, transferring any property to, assuming any Indebtedness of or paying any management fee or other amount to any Affiliate or any stockholder of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

         Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

     Liens at any time granted in favor of Lender; Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

         Liens arising in the ordinary course of Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business;

     Purchase Money Liens securing Permitted Purchase Money Indebtedness; Liens securing Indebtedness of one of Borrower's Subsidiaries to Borrower or another such Subsidiary; easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses and restrictions on the use of real Property or other imperfections in title thereto that are not material in amount and do not materially detract from the value or use of such real Property or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; such other Liens as appear on Exhibit O hereto; and such other Liens as Lender may hereafter approve in writing. Subordinated Debt. Make, or permit any Subsidiary of Borrower to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the Subordination Agreement relative thereto.

     Distributions . Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions.

     Availability. Allow the Availability of the Borrower to equal to or be less than $0.

     Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of Borrower to sell, lease or otherwise dispose any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by a Subsidiary of Borrower, or (iii) dispositions otherwise expressly authorized by this Agreement or the Loan Documents.

     Stock of Subsidiaries. Permit any of its Subsidiaries to issue any additional shares of its capital stock except director's qualifying shares.

     Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

     Restricted Investment. Make or have, or permit any Subsidiary of Borrower to make or have, any Restricted Investment.

     Leases. Become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrower or any of its Subsidiaries is then lessee would exceed $500,000.00. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

     Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of Borrower.

                         SECTION 9. CONDITIONS PRECEDENT

                          Conditions to Initial Loans.

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make the initial Loans under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

         Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel.

     Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

     Availability. Lender shall have determined that immediately after Lender has made the initial Loans contemplated hereby, paid all closing costs incurred in connection with the transactions contemplated hereby, and establish the Permanent Availability Reserve and any other reserves hereunder, Availability shall not be less than $1,000,000.00.

         No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

         Landlord Waivers. Landlord, warehouseman or other necessary agreements satisfactory to Lender shall be furnished to Lender for all locations where Collateral is located that are not owned by Borrower.

         Lien Filings. Lender shall have received copies of all filing receipts or acknowledgments issued to evidence all filings or recordations necessary to perfect the Liens of Lender in the Collateral in a form acceptable to Lender to ensure that such Liens constitute first and only priority valid and perfected Liens.

         Pay-off of Existing Secured Lenders. Lender shall have received a pay-off letter from the Borrower's existing secured lenders setting forth the full amount of all indebtedness and other liabilities owing to such lenders and releasing all their rights, claims and liens in the Collateral upon payment of such amount.

         Insurance. Borrower shall deliver to Lender certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Lender as an additional insured.

         Subordination Agreements. The holders of Subordinated Debt and Borrower shall have duly executed and delivered to Lender a Subordination Agreement in form and substance satisfactory to Lender.

         Solvency. Lender shall have received such certificates and documents demonstrating the Solvency of Borrower, including, without limitation, the Solvency Certificate after giving effect to the transactions contemplated by this Agreement in connection with Lender's exercise of its rights and remedies, as Lender shall find acceptable, including, without limitation, the pro forma balance sheet, forecasted financial statements consisting of balance sheets, income statements and cash flow statements for Borrower covering at least the three-year period commencing on the Closing Date, prepared by Borrower and a fair valuation balance sheet for Borrower.

         No Material Adverse Change. Since September 30, 1999 there shall not have occurred any material adverse change in the business, financial condition or results of operations of the Borrower, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower.

         Assignment of Claims Act . Lender shall have received, in form and substance satisfactory to Lender, Exhibit Q listing all Federal government contracts of the Borrower including all contracting officers, contract identification numbers, addresses and other information required by Lender together with duly executed notices and assignments for each contract of the Borrower that is subject to the Assignment of Claims Act of 1940, as amended, for filing with the appropriate contract officers for such contracts.

                            Conditions to All Loans.

     Notwithstanding any other provision of this Agreement or other Loan Documents and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan (including the initial Loans) unless each of the following conditions are satisfied:

     Representations. All representations and warranties contained herein and in the other Loan Documents shall be true and correct in all respects.

     No Material Adverse Change. No material adverse change in the business, financial condition, results of operations or Properties of Borrower or its Subsidiaries shall have occurred since the date of Lender's latest audit of Borrower including, without limitation, that no material investigation, litigation or other proceedings shall be pending or threatened against Borrower or its Subsidiaries and no litigation or other proceedings shall be pending or threatened with respect to the Loan Documents.

         No Default.  No Default or Event of Default shall exist.

     Additional Information. Lender shall have received such additional documents, statements, certificates, information and evidence as Lender may reasonably request and all documents and all actions required to be taken on or before the making of any Loan shall have been taken.

          SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

                               Events of Default.

The occurrence of one or more of the following events shall constitute an "Event of Default":

         Payment of Obligations. Borrower shall fail to pay any of the Obligations when due (whether due at stated date, maturity, on demand, upon acceleration or otherwise).

         Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower, or any Subsidiary of Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

         Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 5.3, 6.1, 6.2, 6.3, 6.4, 8.1 or 8.2 hereof on the date that Borrower is required to perform, keep or observe such covenant.

         Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 10 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower, provided that such 10 day period shall not apply to any covenant not capable of being cured in such period, that is intentionally breached by Borrower or that has been the subject of a breach within the prior 6 months.

         Default Under Security Documents/Other Agreements. Any event of default shall occur under, or Borrower or any Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents; or the Other Agreements and such default shall continue beyond any applicable grace period.

         Other Defaults. There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower, any Subsidiary of Borrower or any Guarantor is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

         Uninsured Losses. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

         Adverse Changes. There shall occur any material adverse change in the business, financial condition, results of operations or business prospects of Borrower, any Subsidiary of Borrower or any Guarantor, or in the Collateral.

         Insolvency and Related Proceedings. Borrower, any Subsidiary of Borrower or any Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower, any Subsidiary of Borrower or any Guarantor under the Bankruptcy Code (if against Borrower, any Subsidiary of Borrower or any Guarantor, the continuation of such proceeding for more than 60 days), or Borrower, any Subsidiary of Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

         Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower, any Subsidiary of Borrower or any Guarantor for a period which significantly affects Borrower's or such Guarantor's capacity to continue its business, on a profitable basis; or Borrower, any Subsidiary of Borrower or any Guarantor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower or such Guarantor which is necessary to the continued or lawful operation of its business; or Borrower, any Subsidiary of Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower, any Subsidiary of Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

         Change in Control.  A Change in Control shall occur.

         ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower, any Subsidiary of Borrower or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan.

         Challenge to Agreement. Borrower, any Subsidiary of Borrower or any Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

         Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

         Criminal Forfeiture. Borrower, any Subsidiary of Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower, any Subsidiary of Borrower or any Guarantor.

     Judgments. Any money judgment, writ of attachment or similar process is filed against Borrower, any Subsidiary of Borrower or any Guarantor, or any of their respective Property.

         Defaults of Equal Weight. Borrower acknowledges and agrees that each and every Default and Event of Default described above shall be of equal weight and significance, and equally and fully shall allow Lender to exercise its rights and remedies hereunder. Borrower acknowledges and agrees that each such event of Default has been a material inducement for Lender to enter into this Agreement and that Lender would be irreparably harmed if Lender, in any way, were unable to exercise its rights and remedies on the basis that certain Defaults or Events of Default (for example, Defaults or Events of Default not relating to payment) were of less weight or significance than certain other Defaults or Events of Default (for example, Defaults or Events of Default relating to payment).

                        Acceleration of the Obligations.

     Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.9 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

                                 Other Remedies.

     Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

         Cumulative Rights. All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

         Possession of Collateral. The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

         Sell or Dispose of Collateral. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that 10 days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Lender therefor.

         License. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

         Intentionally Omitted

         Security Interest in Deposits; Set-off. Borrower and any Guarantor hereby grants to Lender, Bank and each Participating Lender a lien, security interest and right of setoff as security for all Obligations to Lender or to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, Collateral or other Property, now or hereafter in the possession, custody, safekeeping or control of Lender, any Participating Lender, Bank or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time upon and during the continuance of an Event of Default, without demand or notice, Lender and each Participating Lender may set off the same or any part thereof or cause such set off to occur and apply the same to any liability or obligation of Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other Collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER OR ANY PARTICIPATING LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         Receiver. Lender may appoint, remove and reappoint or cause to be appointed, removed and reappointed any person or persons, including an employee or agent of Lender to be a receiver (the "Receiver") which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for his acts, be deemed to be the agent of Borrower and not of Lender, and Lender shall not in any way be responsible for any misconduct, negligence or non-feasance of such Receiver, his employees or agents. Except as otherwise directed by Lender, all money received by such Receiver shall be received in trust for and paid to Lender. Such Receiver shall have all of the powers and rights of Lender described in this Section 10. Lender may, either directly or through its agents or nominees, exercise any or all powers and rights of a Receiver.

                         Remedies Cumulative; No Waiver.

All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

                            SECTION 11. MISCELLANEOUS

                               Power of Attorney.

Borrower hereby irrevocably designates,  makes,  constitutes and appoints Lender
     (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

         Endorsements. At such time or times as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

         Other Actions. At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine:
(i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

                                   Indemnity.

Borrower hereby agrees to indemnify Lender and its directors, agents, employees, subsidiaries, Affiliates and counsel (each an "Indemnified Person") and hold each Indemnified Person harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by any Indemnified Person (including reasonable attorneys fees and legal expenses) in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement or the Loan Documents or any undertaking or proceeding relating to or attendant thereto. In addition, Borrower shall defend each Indemnified Person against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any Environmental Claims asserted against any Indemnified Person by any Person by reason of Borrower's or any other Person's failure to comply with Environmental Laws applicable to Hazardous Materials. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

                  Modification of Agreement; Sale of Interest.

This Agreement may not be modified,  altered or amended,  except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, any of the other Loan Documents, and the Collateral or of any interest or portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower and its Subsidiaries to any potential participant or assignee.

                                  Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                             Successors and Assigns.

This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under Section 11.3 hereof.

                      Cumulative Effect; Conflict of Terms.

The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

                           Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

                                     Notice.

Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

                  If to Lender:              Fleet Capital Corporation
                                             One Federal Street
                                             Boston, MA 02110

                Attention: Northeast Loan Administration Manager

                            Facsimile: (617) 346-0575

                  With a copy to:            Brown, Rudnick, Freed & Gesmer
                                             One Financial Center
                                             Boston, MA 02111
                                             Attention:  Jeffery L. Keffer, Esq.
                                             Facsimile No.: (617) 856-8201

                  If to Borrower:            KVH Industries, Inc.
                                             50 Enterprise Center
                                             Middletown, RI 02842
                                             Attention:  President
                                             Facsimile No.:  (401) 847-3327

                  With a copy to:            Foley Hoag & Eliot LLP
                                             One Post Office Square
                                             Boston, MA 02109
                                             Attention: Adam Sonnenschein, Esq.
                                             Facsimile No.:  (617) 832-7000

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender.

  Lender's Consent.

Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, unless otherwise provided herein Lender shall be authorized to give or withhold such consent in its reasonable discretion (except as otherwise specifically provided herein) and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

  Credit Inquiries.

Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

  Time of Essence.

Time is of the essence of this Agreement,  the Other Agreements and the Security
 Documents.

 Entire Agreement.

This Agreement   and  the  other  Loan   Documents,   together  with  all  other
     instruments,  agreements  and  certificates  executed  by  the  parties  in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

                                 Interpretation.

No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                             Intentionally Omitted.

                        GOVERNING LAW; CONSENT TO FORUM.

THIS AGREEMENT  HAS BEEN  NEGOTIATED,  EXECUTED  AND  DELIVERED  AT AND SHALL BE
     DEEMED TO HAVE BEEN MADE IN BOSTON, MASSACHUSETTS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN MASSACHUSETTS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF MASSACHUSETTS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF SUFFOLK COUNTY, MASSACHUSETTS, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

WAIVERS BY BORROWER.

BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES)
     IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL:
     (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO
     TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

IN WITNESS WHEREOF, this Agreement has been duly executed as an instrument under seal in Boston, Massachusetts on the day and year specified at the beginning of this Agreement.

                              KVH INDUSTRIES, INC.
                                  ("Borrower")

                                       By

                   Richard C. Forsyth, Chief Financial Officer

                                [CORPORATE SEAL]

                            FLEET CAPITAL CORPORATION

                                   ("Lender")

                                       By

                                      Title

                                   APPENDIX A

                               GENERAL DEFINITIONS

When used in the Loan and Security Agreement dated as of March 27, 2000, by and between Fleet Capital Corporation and KVH Industries, Inc., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

Account Debtor - any Person who is or may become obligated under or on account of an Account.

Accounts  -  all  accounts,   contract  rights,  letters  of  credit,   bankers'
     acceptances and guaranties whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquired any interest.

Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when (a) the sum of (i) the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower), (ii) the Permanent Availability Reserve and other reserves and (iii) the amount of all trade payables and other amounts due to creditors of Borrowers that are past due or beyond agreed upon terms, is subtracted from (b) the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

Average Loan Balance - for any month or applicable period, the amount obtained by adding the unpaid balance of the Revolving Credit Loans at the end of each day for each day during the applicable month or period and by dividing such sum by the number of the days in such month or period.

Bank - Fleet National Bank and its successors and assigns.

Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

(i)          $5,000,000.00; or

(ii)         an amount equal to:

                    (a) 85% of the net amount of Eligible  Accounts  outstanding at such date; PLUS

                    (b) the lesser of (1) $3,000,000.00 or (2) the sum of 50% of the value of finished goods Eligible Inventory plus 20% of the value of raw materials Eligible Inventory, at such date, with the value thereof calculated on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated on a first-in, first-out basis;

                    For purposes hereof,  the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Massachusetts or the State of Connecticut or is a day on which banking institutions located in either of such states are closed.

Capital  Expenditures  -  expenditures  made  or  liabilities  incurred  for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Change in Control - Chattel Paper - as defined in the Code.

Closing Date - the date on which all of the conditions precedent in Section 9 of the Agreement are satisfied and the initial Loan is made under the Agreement.

Code - the Uniform Commercial Code as adopted and in force in the Commonwealth of Massachusetts, as from time to time in effect. Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations. Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies. Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP, except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

Current Liabilities - at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP, excluding the Loans and current maturities of any long-term Indebtedness.

Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

Default Rate - as defined in subsection 2.1.2 of the Agreement.

Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

Documents - as defined in the Code.

Dominion Account - a special account of Lender established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Lender, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                    (i) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or

                    (ii) it is unpaid for more than 60 days  after the  original due date shown on the invoice; or

                    (iii) it is due or unpaid more than 90 days after the original invoice date; or

                    (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

                    (v) the total unpaid  Accounts of the Account  Debtor exceed
               20% of the net amount of all Eligible Accounts, to the extent of such excess; or

                    (vi) any covenant,  representation or warranty  contained in the Agreement with respect to such Account has been breached; or

                    (vii) the  Account  Debtor is also  Borrower's  creditor  or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

                    (viii) the Account  Debtor has  commenced  a voluntary  case
               under  the  federal   bankruptcy  laws,  as  now  constituted  or
               hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                    (ix) it arises from a sale to an Account  Debtor outside the
               United States unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion; or

                    (x) it  arises  from  a sale  to  the  Account  Debtor  on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

                    (xi) the Account  Debtor is the United  States of America or
               any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender and notifies the contracting officer of such assignment, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C.ss.203 et seq., as amended); or

(xii)        the Account is subject to a Lien other than a Permitted Lien; or

(xiii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                    (xiv) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

                    (xv) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                    (xvi) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

Eligible Inventory - such Inventory of Borrower (other than packaging and display materials, supplies, inventory used for marketing purposes and work in process) which Lender, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                    (i) it is not raw materials or finished  goods,  that is, in
               Lender's opinion, readily marketable in its current form; or

                    (ii) it is not in good, new and saleable condition; or

                    (iii) it is slow-moving, obsolete or unmerchantable; or

                    (iv)  it  does  not  meet  all  standards   imposed  by  any
               governmental agency or authority; or

                    (v) it does not conform in all  respects  to the  warranties and representations set forth in the Agreement; or

                    (vi) it is not at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien;

                    (vii) it is not  situated at a location in  compliance  with the Agreement or is in transit.

Environmental Claim shall mean, with respect to any Person,  any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to the environment.

Environmental  Laws shall mean any and all  present and future  Federal,  state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or toxic or hazardous substances or wastes.

Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

ERISA- the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

Event of Default - as defined in Section 10.1 of the Agreement.

GAAP - generally accepted account principles in the United States of America in effect from time to time.

General Intangibles - all personal property of Borrower (including, without limitation, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, good will, processes, licenses whether as licensee or licensor, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures and all things in action) other than goods, Accounts, chattel paper, documents, instruments and Investment Property, whether now owned or hereafter created or acquired by Borrower.

Guarantors - each Subsidiary of the Borrower and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

Guaranty Agreements - the Continuing Guaranty Agreements which are to be executed by each Guarantor in form and substance satisfactory to Lender.

Indebtedness - as applied to a Person means, without duplication

                    (i) all  items  which  in  accordance  with  GAAP  would  be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                    (ii) all  obligations of other Persons which such Person has guaranteed,

                    (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

                    (iv) in the  case of  Borrower  (without  duplication),  the
               Obligations.

Hazardous  Material  shall mean,  collectively,  (a) any  petroleum or petroleum products, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's") in concentrations that are regulated under the Toxic Substances Control Act, as amended, or any other Environmental Law, (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

Instruments. - as defined in the Code.

Inventory - all of Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

Investment Property - all investment property, financial assets, certificated and uncertified securities, securities accounts, securities entitlements, commodities contracts and commodities accounts of the Borrower, whether now owned or hereafter acquired or created by Borrower.

Lien - any interest in Property securing an obligation owed to, or a claim by, a
     Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

Loan Account - the loan account  established on the books of Lender  pursuant to
Section 3.6 of the Agreement. Loan Documents - the Agreement, the Other Agreements and the Security Documents. Loans - all loans and advances of any kind made by Lender pursuant to the Agreement. Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including, without limitation, any and all amounts arising after any bankruptcy or insolvency filing by or against Borrower notwithstanding any provision of any law to the contrary.

Original Term - as defined in Section 4.1 of the Agreement.

OtherAgreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans plus the LC Amount exceeds the Borrowing Base.

Participating  Lender - each  Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

Permanent  Availability  Reserve  - the  reserve  in the  amount  of  $1,000,000 established by Lender on the Closing Date which shall be reduced $500,000.00 upon the completion by Lender of a satisfactory audit of Borrower demonstrating, among other things, to the Lender's satisfaction, that Borrower has the capability of adequately tracking dilution on its Accounts.

Permitted Liens - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed $250,000.00. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

Person - an individual,  partnership,  corporation,  limited liability  company,
     joint  stock  company,   land  trust,  business  trust,  or  unincorporated
     organization, or a government or agency or political subdivision thereof.

Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA. Prime Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Prime Rate.

Projections - Borrower's  forecasted  Consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, (d) Availability and (e) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

Purchase Money Lien - a Lien upon fixed  assets  which  secures  Purchase  Money
     Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

Release shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

Rentals - as defined in subsection 8.2.13 of the Agreement. Renewal Terms - as defined in Section 4.1 of the Agreement. Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                    (i) investments in one or more Subsidiaries of Borrower to the extent existing on the Closing Date;

                    (ii) Property to be used in the ordinary course of business;

                    (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries;

                    (iv) investments in direct  obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                    (v) investments in  certificates of deposit  maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $50,000,000; and

                    (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

Revolving Credit Loan - a Loan made by Lender as provided in Section 2.1 of the Agreement. Schedule of Accounts - as defined in subsection 6.4.1 of the Agreement. Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

Security Documents - the Guaranty Agreements, Negative Pledge Agreements and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

Subordinated Debt - Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to Lender. Subordination Agreement - the Subordination Agreement to be dated on or about the Closing Date among Borrower, Lender and the holders of Subordinated Debt.
Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

Total Credit Facility - $5,000,000.00.

Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

Working Capital - at any date means Current Assets minus Current Liabilities.

OtherTerms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                LIST OF EXHIBITS

Exhibit A               Intentionally Omitted

Exhibit B               Borrower's and each Subsidiary's Business Locations

Exhibit C               Jurisdictions in which Borrower and each Subsidiary is
                        Authorized to do Business

Exhibit D               Capital Structure of Borrower
Exhibit E               Corporate Names
Exhibit F               Tax Identification Numbers of Subsidiaries
Exhibit G               Patents, Trademarks, Copyrights and Licenses

Exhibit H               Contracts Restricting Borrower's Right to Incur Debts
Exhibit I               Litigation
Exhibit J               Capitalized Leases
Exhibit K               Operating Leases
Exhibit L               Pension Plans
Exhibit M               Labor Contracts
Exhibit N               Compliance Certificate
Exhibit O               Permitted Liens
Exhibit P               Environmental
Exhibit Q               Federal Government Contracts